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                                                                   Exhibit 3.160

                                     BY-LAWS
                                       OF
                               RETAILVISION, INC.


                                    ARTICLE I

                                    OFFICES

      Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

      Section 1. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held annually at such place either within or without the State of Delaware as shall be designated by the board of directors and stated in the notice of the meeting. Special meetings of stockholders for any purpose or purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

      Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting, except as otherwise required by law.

      Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for
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any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by law.

      Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, whether present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which,


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by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be effective for more than three years from its date, unless the proxy provides for a longer period.

      Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

      Section 1. The business and affairs of the corporation shall be managed by or under the direction of a board of one or more directors. The stockholders at their annual meeting shall determine the number of directors to constitute the board for the next year, provided that thereafter the authorized number of directors may be increased by the stockholders or the board and decreased by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders.

      Section 2. Vacancies and newly created directorships. resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner


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provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                       Meetings of the Board of Directors

      Section 3. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 4. The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event that such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

      Section 5. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      Section 6. Special meetings of the board may be called by the president on three days' notice to each director, either personally, by telephone, by mail, by telegram or by any other means of communication; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of one or more of the directors.

      Section 7. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Any action required or permitted to be taken at any meeting of the board of directors or of any committee


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thereof ray be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

      Section 9. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             Committees of Directors

      Section 10. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each consisting of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the by-laws of the corporation; and, unless the resolution of the board designating the committee expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      Section 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


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                            Compensation of Directors


      Section 12. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              Removal of Directors

      Section 13. Unless otherwise restricted by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors.


                                    ARTICLE IV

                                     NOTICES

      Section 1. Whenever, under the provisions of statute, certificate of incorporation or by-laws, notice is required to be given to any stockholder, it shall not be construed to require personal notice but shall mean such notice as may be given in writing, by mail, addressed to such stockholder, at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to have been given at the time when the same shall have been deposited in the United States mail.

      Section 2. Whenever any notice is required. to be given under the provisions of statute, certificate of incorporation or by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or a committee of directors need be specified in any written waiver of notice.


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                                    ARTICLE V

                                    OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall include a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws provide otherwise.

      Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer and such other officers as it deems necessary or appropriate.

      Section 3. The board of directors at its first meeting may appoint such other officers and agents as it shall deem necessary or appropriate, and such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by or in the manner prescribed by the board of directors.

      Section 5. Each officer of the corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation may, or, in the case of the president, secretary or treasurer, shall, be filled by the board of directors.

                                  The President

      Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors (unless a chairman of the board is currently holding office, in which event the chairman of the board shall preside at such meetings), shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried out and put into effect.


      Section 7. The president shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except: where signing and execution thereof shall be expressly delegated by the board of


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directors to some other officer or agent of the corporation or except as otherwise permitted in Section 8 hereof.

      Section 8. In the absence of the president or in the event of his or her inability to act, the chairman of the board or the vice president, if any, (or if there is more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and shall be subject to all the restrictions upon the president. The vice presidents, if any, shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     The Secretary and Assistant Secretaries

      Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be.

      Section 10. In the absence of the secretary or in the event of his or her inability to act, the assistant secretary, if any, (or if there is more than one, the assistant secretaries in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     The Treasurer and Assistant Treasurers

      Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or


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her transactions as treasurer and of the financial condition of the corporation.

      Section 13. In the absence of the treasurer or in the event of his or her inability to act, the assistant treasurer, if any, (or if there is more than one, the assistant treasurers in the order designated by the directors, or in the absence of any designation then in the order of their election) shall perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

      Section 1. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors, or the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such person in the corporation.

      Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid thereof or and the amount paid thereon shall be specified.

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, or any successor provisions enacted from time to time, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent


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or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                                Lost Certificates

      Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or certificates or the issuance of such new certificate or certificates.

                                Transfer of Stock

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               Fixing Record Date

      Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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                             Registered Stockholders


      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    Dividends

      Section 1. Dividends upon the capital stock of the corporation, subject to the provisions (if any) of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem in the best interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

      Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  Fiscal Year

      Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


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                                  ARTICLE VIII

                                INDEMNIFICATION

      Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the corporation has no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that such person had reasonable cause to believe that such conduct was unlawful.

      Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided, however, that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the corporation, except to the extent that the Court of Chancery of the State of Delaware (or the court in which such action or suit was brought) determines that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Chancery or other court deems proper.


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      Section 3. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) or (2) of this by-law, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Section 4. Any indemnification under Sections (1) or (2) of this by-law (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in said Sections (1) and (2). Such determination shall be made (1) by the board of directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the corporation) in a written opinion, or (3) by the stockholders of the corporation.

      Section 5. Expenses incurred by any person who may have a right of indemnification under this by-law in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation pursuant to this by-law.

      Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this by-law are (a) in addition to and independent of and shall not be deemed exclusive of any other rights of any person under any certificate of incorporation, articles of incorporation, articles of association, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, (b) apply both to such person's action in an official capacity and to action in another capacity while holding such office, (c) shall continue for a person who has ceased to be a director or officer and (d) shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that any indemnification realized other than under this by-law shall apply as a credit against any indemnification provided by this by-law.

      Section 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such


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person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this by-law or of applicable law, if and whenever the board of directors of the corporation deems it in the best interests of the corporation to do so.

      Section 8. For the purposes of this by-law and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the corporation owns or controls or at the time in question owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or have served as such director or officer at the request of the corporation.

      Section 9. The corporation may provide indemnification under this by-law to any employee or agent of the corporation or of any other corporation of which the corporation owns or controls or at the time in question owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which the corporation has or at the time had an interest as an owner, creditor or otherwise, if and whenever the board of directors of the corporation deems it in the best interests of the corporation to do so.

      Section 10. The corporation may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the corporation shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the board of directors of the corporation deems it to be in the best interests of the corporation to do so.

                                   ARTICLE IX

                                      SEAL

      The corporation shall have no seal.

                                    ARTICLE X

                                   AMENDMENTS

      These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors.


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